EXHIBIT 3.2
                                     Bylaws
                                       of
                             Tiberon Resources Ltd.

                             TIBERON RESOURCES LTD.



                                     BYLAWS































/s/Leroy Halterman
-----------------------------
Adopted as of April 10, 1998

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



                             TIBERON RESOURCES LTD.

                                     BYLAWS

                                TABLE OF CONTENTS



SECTION                                                                   PAGE

                                    ARTICLE I

                                     OFFICES

1.1      Registered Office................................................   1
1.2      Principal Office.................................................   1


                                   ARTICLE II

                                  STOCKHOLDERS

2.1      Annual Meeting ..................................................   1
2.2      Special Meetings.................................................   1
2.3      Place of Meeting.................................................   2
2.4      Notice of Meeting................................................   2
2.5      Adjournment......................................................   2
2.6      Organization.....................................................   2
2.7      Closing of Transfer Books or Fixing of Record Date...............   3
2.8      Quorum...........................................................   3
2.9      Proxies..........................................................   3
2.10     Voting of Shares.................................................   3
2.11     Action Taken Without a Meeting...................................   4
2.12     Meetings by Telephone............................................   4










                                       -i-

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



SECTION                                                                   PAGE

                                   ARTICLE III

                                    DIRECTORS

3.1      Board of Directors; Number; Qualifications; Election.............   4
3.2      Powers of the Board of Directors: Generally......................   4
3.3      Committees of the Board of Directors.............................   5
3.4      Resignation......................................................   5
3.5      Removal..........................................................   5
3.6      Vacancies........................................................   5
3.7      Regular Meetings.................................................   5
3.8      Special Meetings.................................................   6
3.9      Notice...........................................................   6
3.10     Quorum...........................................................   6
3.11     Manner of Acting.................................................   6
3.12     Compensation.....................................................   6
3.13     Action Taken Without a Meeting...................................   6
3.14     Meetings by Telephone............................................   6


                                   ARTICLE IV

                               OFFICERS AND AGENTS

4.1      Officers of the Corporation......................................   7
4.2      Election and Term of Office......................................   7
4.3      Removal..........................................................   7
4.4      Vacancies........................................................   7
4.5      President........................................................   8
4.6      Vice Presidents..................................................   8
4.7      Secretary........................................................   8
4.8      Treasurer........................................................   9
4.9      Salaries.........................................................   9
4.10     Bonds............................................................   9








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



SECTION                                                                   PAGE

                                    ARTICLE V

                                      STOCK

5.1      Certificates.....................................................   10
5.2      Record...........................................................   11
5.3      Consideration for Shares.........................................   11
5.4      Cancellation of Certificates.....................................   11
5.5      Lost Certificates................................................   11
5.6      Transfer of Shares...............................................   11
5.7      Transfer Agents, Registrars, and Paying Agents...................   12


                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

6.1      Indemnification; Advancement of Expenses.........................   12
6.2      Insurance and Other Financial Arrangements Against
           Liability of Directors, Officers, Employees, and
           Agents.........................................................   12


                                   ARTICLE VII

                       ACQUISITION OF CONTROLLING INTEREST

7.1      Acquisition of Controlling Interest..............................   13


                                  ARTICLE VIII

            EXECUTION OF INSTRUMENTS; LOANS, CHECKS AND ENDORSEMENTS;
                                DEPOSITS; PROXIES

8.1      Execution of Instruments.........................................   13
8.2      Loans    ........................................................   13
8.3      Checks and Endorsements..........................................   13
8.4      Deposits.........................................................   14
8.5      Proxies..........................................................   14
8.6      Contracts........................................................   14

                                      -iii-

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SECTION                                                                   PAGE

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1      Waivers of Notice................................................   14
9.2      Corporate Seal...................................................   14
9.3      Fiscal Year......................................................   15
9.4      Amendment of Bylaws..............................................   15
9.5      Uniformity of Interpretation and Severability....................   15
9.6      Emergency Bylaws.................................................   15


Secretary's Certification.................................................   16




























                                      -iv-

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



                                     BYLAWS

                                       OF

                             TIBERON RESOURCES LTD.


                                    ARTICLE I

                                     OFFICES

         1.1 REGISTERED OFFICE. The registered office of the Corporation required by the General Corporation Law of Nevada, Nevada Revised Statutes, 1957 ("NRS"), Chapter 78, to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

         1.2 PRINCIPAL OFFICE. The Corporation may have such other office or offices either within or outside of the State of Nevada as the business of the Corporation may require from time to time if so designated by the Board of Directors.


                                   ARTICLE II

                                  STOCKHOLDERS

         2.1 ANNUAL MEETING. Unless otherwise designated by the Board of Directors, the annual meeting shall be held on the date and at the time and place fixed by the Board of Directors; provided, however, that the first annual meeting shall be held on a date that is within 18 months after the date on which the Corporation first has stockholders, and each successive annual meeting shall be held on a date that is within 18 months after the preceding annual meeting.

         2.2  SPECIAL   MEETINGS.   Special  meetings  of  stockholders  of  the
Corporation, for any purpose, may be called by the Chairman of the Board, the president, any vice president, any two members of the Board of Directors, or the holders of at least 10% of all of the shares entitled to vote at such meeting. Any holder or holders of not less than 10% of all the outstanding shares of the Corporation who desire to call a special meeting pursuant to this Section 2 of
Article II shall notify the president that a special meeting of the stockholders shall be called. Within 30 days after notice to the president, the president shall set the date, time, and location of a stockholders' meeting. The date set by the president shall be not less than 30 nor more than 120 days after the date of notice to the president. If the president fails to set the date, time, and location of special meeting within

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the 30-day time period described above, the stockholder or stockholders  calling the meeting shall set the date, time, and location of the special meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         2.3 PLACE OF MEETING. The Board of Directors may designate any place, either within or outside the State of Nevada, as the place for any annual meeting or special meeting called by the Board of Directors. If no designation is made, or if a meeting shall be called otherwise than by the Board, the place of meeting shall be the Company's principal offices, whether within or outside the State of Nevada.

         2.4 NOTICE OF MEETING. Written notice signed by an officer designated by the Board of Directors, stating the place, day, and hour of the meeting and the purpose for which the meeting is called, shall be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, such notice shall be directed to the stockholder at his address as it appears upon the records of the Corporation, and notice shall be deemed to have been given upon the mailing of any such notice, and the time of the notice shall begin to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership. Any stockholder may waive notice of any meeting by a writing signed by him, or his duly authorized attorney, either before or after the meeting.

         2.5 ADJOURNMENT. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         2.6 ORGANIZATION. The president or any vice president shall call meetings of stockholders to order and act as chairman of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the Corporation, any person appointed by the chairman shall act as secretary of such meeting. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.


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         2.7 CLOSING OF TRANSFER  BOOKS OR FIXING OF RECORD DATE.  The directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than 60 days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

         2.8 QUORUM. Unless otherwise provided by the Articles of Incorporation, one-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If fewer than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.

         2.9 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy, as prescribed by law. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 6 months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

         2.10 VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except as may be otherwise provided in the Articles of
Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation. If the Articles of Incorporation or any such resolution provide for more or less than one vote per share for any class or series of shares on any matter, every reference in the Articles of Incorporation, these Bylaws and the General Corporation Law of Nevada to a majority or other proportion or number of shares shall be deemed to refer to a majority or other proportion of the voting power of all of the shares or those classes or series of shares, as may be required by the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the

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Articles of Incorporation,  or the General Corporation Law of Nevada. Cumulative
voting shall not be allowed. Unless the General Corporation Law of Nevada, the Articles of Incorporation, or these Bylaws provide for different proportions, an act of stockholders who hold at least a majority of the voting power and are present at a meeting at which a quorum is present is the act of the stockholders.

         2.11 ACTION TAKEN WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. The written consent must be filed with the minutes of the proceedings of the stockholders.

         2.12 MEETINGS BY TELEPHONE. Unless other restricted by the Articles of Incorporation or these Bylaws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.


                                   ARTICLE III

                                    DIRECTORS

         3.1 BOARD OF DIRECTORS; NUMBER; QUALIFICATIONS; ELECTION. The Corporation shall be managed by a Board of Directors, all of whom must be natural persons at least 18 years of age. Directors need not be residents of the State of Nevada or stockholders of the Corporation. The number of directors of the Corporation shall be not less than one nor more than twelve. Subject to such limitations, the number of directors may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Subject to the provisions of Article III of the Corporation's Articles of Incorporation, each director shall hold office until the next annual meeting of shareholders or until his successor has been elected and quali fied.

         3.2 POWERS OF THE BOARD OF DIRECTORS: GENERALLY. Subject only to such limitations as may be provided by the General Corporation Law of Nevada or the Articles of Incorporation, the Board of Directors shall have full control over the affairs of the Corporation.



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         3.3  COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of Directors may,
by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors, which, to the extent provided in the resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place on a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors may appoint natural persons who are not directors to serve on committees.

         3.4 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the president, any vice president, or the secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office.

         3.5 REMOVAL. Except as otherwise provided in the Articles of Incorporation, any director may be removed, either with or without cause, at any time by the vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         3.6 VACANCIES. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Articles of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

         3.7 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide by resolution the time and place, either within or outside the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.



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         3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or a one-third of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the Board of Directors called by them.

         3.9 NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his business address. Any director may waive notice of any meeting. A director's presence at a meeting shall constitute a waiver of notice of such meeting if the director's oral consent is entered on the minutes or by taking part in the deliberations at such meeting without objecting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.10 QUORUM. A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         3.11 MANNER OF ACTING. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board, unless the vote of a greater number is required by law or the Articles of Incorporation.

         3.12 COMPENSATION. By resolution of the Board of Directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.13 ACTION TAKEN WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the minutes of the proceedings of the Board or committee.



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         3.14 MEETINGS BY TELEPHONE.  Unless other restricted by the Articles of
Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

         4.1 OFFICERS OF THE CORPORATION. The Corporation shall have a president, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may appoint one or more vice presidents and such other officers, assistant officers, committees, and agents, including a chairman of the board, assistant secretaries, and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. One person may hold any two or more offices. The officers of the Corporation shall be natural persons 18 years of age or older. In all cases where the duties of any officer, agent, or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent, or employee shall follow the orders and instructions of (a) the president, and if a chairman of the board has been elected, then (b) the chairman of the board.

         4.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

         4.3 REMOVAL. Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         4.4 VACANCIES. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.



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         4.5  PRESIDENT.  The  president  shall,  subject to the  direction  and supervision of the Board of Directors, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees. He shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him, or shall execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock. He may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. The president shall have custody of the treasurer's bond, if any. If a chairman of the board has been elected, the chairman of the board shall have, subject to the direction and modification of the Board of Directors, all the same responsibilities, rights, and obligations as described in these Bylaws for the president.

         4.6 VICE PRESIDENTS. The vice presidents, if any, shall assist the president and shall perform such duties as may be assigned to them by the president or by the Board of Directors. In the absence of the president, the vice president designated by the Board of Directors or (if there be no such designation) the vice president designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

         4.7 SECRETARY. The secretary shall perform the following: (a) keep the minutes of the proceedings of the stockholders, executive committee, and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep, at the Corporation's registered office or principal place of business within or outside Nevada, a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar; (e) sign with the president or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

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         4.8 TREASURER.  The treasurer shall be the principal  financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors. He shall receive and give receipts and acquittances for monies paid in or on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

         The treasurer shall also be the principal accounting officer of the Corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

         4.9 SALARIES. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

         4.10 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of that officer's or agent's duties and offices.




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                                    ARTICLE V

                                      STOCK

         5.1 CERTIFICATES. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the Corporation, or with a facsimile thereof. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as the registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificates, or whose facsimile signature has been used thereon, had not ceased to be an officer of the Corporation. If the Corporation is authorized to issue shares of more than one class or more than one series of any class, each certificate shall set forth upon the face or back of the certificate or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.



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                                                                              44

         5.2 RECORD. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

         5.3 CONSIDERATION FOR SHARES. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. That part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, promissory notes, other property, tangible or intangible, or in labor or services actually performed for the Corporation, contracts for services to be performed or other securities of the Corporation.

         5.4 CANCELLATION OF CERTIFICATES. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.

         5.5 LOST CERTIFICATES. In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond, in such form and amount and with such surety as it may determine, before issuing a new certificate.

         5.6 TRANSFER OF SHARES. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

         The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.



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



         5.7 TRANSFER AGENTS, REGISTRARS, AND PAYING AGENTS. The Board may at its discretion appoint one or more transfer agents, registrars, and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.


                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         6.1 INDEMNIFICATION; ADVANCEMENT OF EXPENSES. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.751), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

         6.2 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.




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



                                   ARTICLE VII

                       ACQUISITION OF CONTROLLING INTEREST

         7.1 ACQUISITION OF CONTROLLING INTEREST. The provisions of the General Corporation Law of Nevada pertaining to the acquisition of a controlling interest (currently set forth NRS 78.378 to 78.3793, inclusive), as the same now exists or may hereafter be amended or supplemented, shall not apply to the Corporation.


                                  ARTICLE VIII

            EXECUTION OF INSTRUMENTS; LOANS, CHECKS AND ENDORSEMENTS;
                                DEPOSITS; PROXIES

         8.1 EXECUTION OF INSTRUMENTS. The president or any vice president shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

         8.2 LOANS. The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the General Corporation Law of Nevada.

         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         8.3 CHECKS AND ENDORSEMENTS. All checks, drafts, or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

         8.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which

                                       13
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



resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign, and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Corporation or its order.

         8.5 PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corpora tion, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association, or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association, or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

         8.6 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 WAIVERS OF NOTICE. Whenever notice is required by the General Corporation Law of Nevada, by the Articles of Incorporation, or by these Bylaws, a waiver thereof in writing signed by the director, stockholder, or other person entitled to said notice, whether before, at, or after the time stated therein, or his appearance at such meeting in person or (in the case of a stockholders' meeting) by proxy, shall be equivalent to such notice.

         9.2 CORPORATE SEAL. The Board of Directors may adopt a seal circular in form and bearing the name of the Corporation, the state of its incorporation, and the word "Seal" which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

         9.3 FISCAL YEAR. The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

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



         9.4 AMENDMENT OF BYLAWS. The provisions of these Bylaws may at any time, and from time to time, be amended, supplemented or repealed by the Board of Directors.

         9.5 UNIFORMITY OF INTERPRETATION AND SEVERABILITY. These Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the laws of the State of Nevada or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such state, and where conflict between these Bylaws, the Articles of Incorporation or the laws of such a state has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of these Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.

         9.6 EMERGENCY BYLAWS. Subject to repeal or change by action of the stockholders, the Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the laws of the State of Nevada.



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


                            SECRETARY'S CERTIFICATION

         The undersigned Secretary of Tiberon Resources Ltd. (the "Corporation") hereby certifies that the foregoing Bylaws are the Bylaws of the Corporation adopted by the Board of Directors as of the 10th day of April, 1998.



                                                     By/s/LEROY HALTERMAN
                                                          Leroy Halterman
                                                          Secretary





























K:\FMM\TIBERON\BYLAWS.WPD

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